2023 Annual Meeting of Stockholders SEPTEMBER 2023 Hines Global Income Trust Janice Walker, Chief Operating Officer

Portfolio Snapshot 1 United States 71% International 29% Investment Locations1 (based on value) 1 As of August 31, 2023. Occupancy and WALT are as of June 30, 2023. 2 Hines Global Income Trust Inc.’s (“Hines Global Income Trust” or “Hines Global”) portfolio includes from time-to-time certain properties that are part of Hines Global’s DST Program. See Hines Global’s prospectus for more information. 3 Weighted Average Lease Term (“WALT”) across all the tenants in the portfolio. Industrial 34% Living 29% Office 17% Retail 10% Alternatives 10% Property Types1 (based on value) $3.94B Gross Asset Value (“GAV”) 32% Leverage Ratio $2.69B Net Asset Value (“NAV”) 402 Investments 4.6 Years WALT 3 95% Occupancy 1 Portfolio Update

Hines Global Overview 1 WALT and percentage leased are as of June 30, 2023. AGGREGATE VALUE $3.85B $3.94B $0.09B NAV $10.89 $10.38 ($0.51) / (4.7%) LOAN TO VALUE 32% 32% -% WALT 1 5.2 YRS. 4.6 YRS. (0.6 YRS.) PROPERTIES 38 40 2 PERCENTAGE LEASED 1 95% 95% -% August 2023YE 2022 Change 2 Portfolio Update

Hines Global Income Trust1 Diversification across strategic product types and geographies Investing worldwide for diversification, income and growth Income-driven vehicle with total return upside potential through alpha generation at the property level Class I Share ITD Total Return Quarters with Positive Returns Current Gross Annualized Distribution Rate 7.19% 2 6.02% 3 7.52% 2 31 of 35 Class I Share 5- Year Total Return 1 Data as of August 31, 2023. Past performance does not guarantee future results. Diversification does not guarantee a profit or eliminate the risk of loss. 2 The inception date for Class I, Class D, Class S and Class T shares is December 6, 2017. Total return for Class I shares assumes reinvestment of distributions. Class I shares and Class D shares are sold without an up-front sales load. Class T shares and Class S shares are subject to the maximum up-front selling commission and dealer manager fees, which total 3.5% for both share classes. The 1-year total return for Class D, S, S (with sales load), T and T (with sales load) are -2.38%, -2.97%, -6.38%, -3.12%, and -6.52%, respectively. Please go to www.hinesglobalincometrust.com/performance for the 3 year, 5 year, and inception-to-date (“ITD”) returns of Hines Global’s other share classes. Individual stockholder returns will vary. The total returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distributions per share declared during the period. The total returns shown are calculated assuming reinvestment of distributions pursuant to Hines Global’s distribution investment plan (“DRP”), are derived from unaudited financial information, and are net of all Hines Global expenses, including general and administrative expenses, transaction related expenses, management fees, the performance participation allocation, and share class specific fees, but exclude the impact of early redemption deductions on the redemption of shares that have been outstanding for less than one year. Total returns would be lower if calculated assuming that distributions were not reinvested. The returns have been prepared using unaudited data and valuations of the underlying investments in Hines Global’s portfolio, which are estimates of fair value and form the basis for Hines Global’s NAV per share. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Returns are non-inclusive of any potential tax implications. 3 Distribution rate for Class I shares as of September 1, 2023. This distribution rate is calculated as a percentage of NAV and assumes the gross distribution rate declared in September 2023 is maintained for one year. The rate is calculated as the gross annualized distribution rate less annualized distribution and stockholder servicing fees payable, as applicable. The amount of distribution and stockholder servicing fees payable is expected to vary each month and the rate for a particular stockholder will vary. Class I shares are sold without a distribution and stockholder servicing fee. The availability and timing of distributions Hines Global may pay is uncertain and cannot be assured. Distributions have exceeded earnings. If Hines Global pays distributions from sources other than cash flow from operations, Hines Global will have less funds available for the acquisition of properties, and stockholders’ overall return may be reduced. For the six months ended June 30, 2023, and 2022, Hines Global funded a portion of total distributions with sources other than cash flows from operations. Specifically, for the six months ended June 30, 2023 and 2022, Hines Global funded 52% of distributions declared for those periods using proceeds from the issuance of shares pursuant to our distribution reinvestment plan, and funded 40% and 48%, respectively, using cash flows from sources other than operating activities, which may include cash flows from investing activities, such as proceeds from the sale of assets or cash flows from financing activities, such as proceeds from our debt financings. The remaining balance of the distributions declared during those periods were funded with cash flows from operations. Distributions generally are automatically reinvested pursuant to Hines Global’s distribution reinvestment plan unless an investor opts out. However, automatic reinvestment is not permitted in certain states or by certain broker dealers. See the prospectus for details. 3 -2.13% 2 Class I Share 1-Year Total Return 8.06% 2 Class I Share 3-Year Total Return

Key Hines Global Updates Capital Deployment Asset Management Liquidity Financing  Exercising patience; acquiring assets with compelling risk-adjusted returns created by the current market cycle  Proactively addressing near-term loan maturities; expected to have just $32MM of debt maturing through 2024 1  Hines Global has available liquidity, optionality and flexibility in an attractive acquisition environment  Leveraging Hines’ end-to-end expertise as an operator to better position assets given macro headwinds 4 Distributions  Continue to maintain consistent distributions to investors 1 See slide 5 for additional information regarding Hines Global’s loan maturities. Portfolio Update Hines Real Estate Exchange  Platform for tax-advantaged investment opportunities for qualified investors; expand and diversify Hines Global’s equity sources

Financing Status as of August 31, 2023 5 Loan Maturities as of 12/31/223 LTV 32% Wt. Avg. Int Rate 3.74% Wt. Avg. Maturity 2.4 yrs. 2 Debt Summary Capacity $1,025.0M Availability $135.0M Remaining Term 2.6 yrs. 2 87% 13% Protected Open 35% 65% Secured Unsecured Revolving Credit Facility 8% Outstanding Debt $1.36B 1 Remaining term to maturity includes any extension options. Weighted average maturity is 1.1 years on all outstanding debt excluding extension options and 0.6 years on just the credit facility. 2 Protected debt refers to debt that is hedged or subject to interest rate caps / corridors. 3 Portfolio Level Facility comprised of a $300M term loan and a $425M revolver facility maturing in Nov-2023 and a $300M term loan maturing in Nov-2024. Each loan has two 12-month extensions at Hines Global’s election, subject to compliance with certain loan covenants. 4 The table reflects maturities as of August 31, 2023, and assumes Hines Global exercised both of its extensions under its Portfolio Level Facility described in Note 4 above. Additionally, the table assumes Hines Global is able to refinance $191M of mortgage loans expiring in 2024 to loans with expiration dates in 2026 & 2028. There is no guarantee that Hines Global will be able to refinance these loans. Pro Forma Loan Maturities4Protected v. Open2 Secured Debt v. Unsecured Debt $- $100 $200 $300 $400 $500 $600 $700 2023 2024 2025 2026 2027 2028 $- $100 $200 $300 $400 $500 $600 $700 2023 2024 2025 2026 2027 2028 Portfolio Update

Investment Outlook

Sector Focus: Targeting Compelling Opportunities across the Risk Spectrum

Core at Core+ Pricing

Higher Yielding / Repriced / Distressed

Living



- Traditional Multifamily
- Student Housing
- Build-to-Rent Housing

Industrial



- Regional Distribution Centers
- Last-Mile Logistics
- Cold Storage

Retail


WHOLE FOODS MARKET

- Open-Air, Grocery-Anchored Centers
- Experiential-based Retail

Office



- Differentiated Office
- Trophy Office[1]
- Covered Land Plays

Alternatives



- Self-Storage
- Data Centers
- Media / "Tech" Assets
- Medical Office

[1] Trophy office is 5-star office properties in CoStar's proprietary building quality rating framework.

Hines 6

ESG IS ESSENTIAL!!! 1 Represents all global investment acquisition opportunities presented to Hines YTD as of August 31, 2023. Hines Interests Limited Partnership (“Hines”) is the sponsor of Hines Global. The information presented on this slide pertains to Hines. Hines Global stockholders do not participate in the majority of the deals described on this slide. Sourcing Themes 225 Opportunities1 $23.7 billion Equity volume1 28+ Global markets1 Last deal in a fund Lenders taking back collateral Non-institutional ownership Pruning non-core assets Partnership Approach Deals Sourced (YTD – August) 7 Despite Headlines, Hines has Continued to Source Attractive Deals Deal Pipeline $36.2B $23.7B 2022 2023

Recent Acquisitions

Continuing to Acquire Compelling Opportunities in the Current Environment

	EMME	I-70 Logistics Center	Covered Land Play[1]
			
Product Type	Multifamily	Industrial	Office
Acquisition Date	June 2023	August 2023	n/a
Location	Chicago, IL	Columbus, OH	United States
Sale Process	Selectively Marketed	Marketed	Off Market
Transaction Size	$72.6M	$67.1M	n/a
WALT (Years)	N/A	4.7 Years	5.0 Years
Occupancy	99%	100%	100%
Investment Thesis	• Strategic acquisition of stabilized, top-of-market asset while capitalizing on temporary pricing dislocation in Chicago multifamily • Located in live-work-play Fulton Market	• High-quality, well located, new industrial core product leased to investment-grade tenant • Pricing at compelling discount to comparable sales	• 5-year sale-leaseback providing strong cash on cash yield during the initial term • Industrial zoning allowing for a defined path to redevelopment

[1] Pending acquisition - image does not reflect actual property.

Hines

8

Eastgate Park Prague, Czech Republic Industrial Portfolio 1 Past performance does not guarantee future results. GAV as of August 31, 2023, occupancy and WALT as of June 30, 2023. Portfolio aggregation continued with off-market/market approaches; location remained key DSG Bristol Bristol, United Kingdom I-70 Logistics Center Columbus, OH Industrial rent growth has undergone a structural shift due in part to an increase in the E-commerce penetration rate % of GAV 34% WALT 4.1 Yrs. Occupancy 95% No. of assets 17 PERFORMANCE DRIVERS  Flexible product with strong occupational demand  Well-located in urban infill areas or along transport routes  Distribution centers servicing large catchment areas with strong labor base  Covered land play with optionality to redevelop in the future PERFORMANCE METRICS 1

Living Portfolio Focused on high quality assets with compelling supply/demand dynamics in high barrier markets EMME Chicago, IL The Emerson Centreville, VA Center Place Providence, RI Living assets continued to benefit from favorable fundamentals providing stable cash flow and rental growth, and acting as a potential hedge against inflationary pressures2 % of GAV 29% Units Occupancy 97% No. of assets 8 PERFORMANCE DRIVERS  Well-located within high density, amenitized micro-locations  Positive demand drivers including proximity to employment nodes and good school districts  Strong supply-demand dynamics with high barriers to entry and limited supply pipeline  Product in high-growth submarkets with ability to push rents PERFORMANCE METRICS 1 2,653 1 Past performance does not guarantee future results. GAV as of August 31, 2023, occupancy and WALT as of June 30, 2023. 2 There can be no assurance that income from these assets will outpace inflation.

Liberty Station San Diego, CA Office Portfolio Seeking to unlock value and generate Alpha in a post-Covid office environment2 1315 N North Branch Chicago, IL 200 Park Place Houston, TX Asset selection driven by a top-down, bottom-up approach % of GAV 17% WALT 6.2 Yrs. Occupancy 95% No. of assets 6 PERFORMANCE DRIVERS  Post-Covid “flight to quality” for best / trophy offices in tier 1 liquid markets  Differentiated product, with next-generation qualities in dynamic locations  Covered land plays with medium term WALT with potential to re-zone and redevelop  Attractive risk-reward premium compared to other asset classes in current environment PERFORMANCE METRICS 1 1 Past performance does not guarantee future results. GAV as of August 31, 2023, occupancy and WALT as of June 30, 2023. 2 “Alpha" is used to measure the ability of an investment manager to select and efficiently manage superior assets. Alpha is calculated as the difference in unlevered IRR over the hold period to the Hines asset and the benchmark unlevered IRR of the same market and property type over the exact same hold period.

Retail Portfolio

Potential outperformance rooted in locational attributes and optimal tenancy mix

PERFORMANCE DRIVERS

- Target investment profile focused on **grocery-anchored** and **open-air** centers
- Assets with future **densification optionality**
- Retail located in **strong trade areas** with **compelling demographics** and **demand drivers**
- Centers comprised of **E-commerce resistant** and **experiential** tenancy

PERFORMANCE METRICS [1]

% of GAV	WALT	Occupancy	No. of assets
10%	6.7 Yrs.	95%	3

Optimized retail recovered more quickly from the Global Financial Crisis ("GFC"), and Hines Global believes it will continue to outperform going forward

[1] Past performance does not guarantee future results. GAV as of August 31, 2023, occupancy and WALT as of June 30, 2023 and includes retail components of the Hines Global's living portfolio (6 assets).


WHOLE FOODS MARKET
Waverly Place
Cary, NC


WHOLE FOODS MARKET
Rookwood Commons and Pavilion
Cincinnati, OH


Promenade Shops at Briargate
Colorado Springs, CO

Alternatives Portfolio Expanding into alternative asset classes aims to provide diversification and future scale through portfolio aggregation WGN Studios Chicago, IL Burbank Media Studios Burbank, CA Nashville Self-Storage Portfolio Nashville, TN Access to emerging sectors, growing industries and portfolio diversification with potential inflationary hedge qualities and multiple paths to value creation2 % of GAV 10% WALT 5.8 Yrs. Occupancy 96% No. of assets 6 PERFORMANCE DRIVERS  Self-Storage - Core investment with potential to hedge inflation  Media – Ability to capture growing demand in content consumption and the digital economy  Mixed-Use – Dynamic live/work/play environments  Data Center – Heavy tenant investment and mission critical facilities PERFORMANCE METRICS 1 1 Past performance does not guarantee future results. Diversification does not guarantee a profit or eliminate the risk of loss. GAV as of August 31, 2023, occupancy and WALT as of June 30, 2023. 2 There can be no assurance that income from these assets will outpace inflation.